Exhibit 10.1
THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of August 22, 2007, by and between ARE-3005 FIRST AVENUE, LLC, a Delaware limited liability company (“Landlord”), and DENDREON CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of July 31, 1998, as amended by that certain First Amendment to Lease dated as of May 3, 2000, and as further amended by that certain Second Amendment to Lease dated as of November 1, 2000 (as amended, the “Lease”). Tenant leases certain space containing approximately 70,647 rentable square feet in a building located at 3005 1st Avenue, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
     B. The Term of the Lease is scheduled to expire on December 31, 2008.
     C. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to extend the Term through December 31, 2011.
     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Extension of Term. The Term Expiration Date of the Lease is hereby extended for a period of 3 years from December 31, 2008, until December 31, 2011.
2.	Basic Annual Rent. Commencing on January 1, 2009, Basic Annual Rent shall be an amount equal to $2,784,546.72 multiplied by the Rent Adjustment Percentage and adding the resulting amount to $2,784,546.72. Thereafter, on each January 1 during the Term of this Lease (each an “Adjustment Date”), Basic Annual Rent shall be increased by multiplying the Basic Annual Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Basic Annual Rent payable immediately before such Adjustment Date. Basic Annual Rent, as so adjusted, shall be due in equal monthly installments each in advance on the first day of each and every calendar month during the applicable calendar year.

“Rent Adjustment Percentage” shall mean the greater of (i) 3% or (ii) the CPI Adjustment Percentage not to exceed 6%. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date except in the case of the adjustment on January 1, 2009 for which the denominator shall be October 2007, less (ii) 1.00. “Index” means the “Consumer Price Index-All Urban Consumers-Seattle, Tacoma, Bremerton WA Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to

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publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Basic Annual Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Basic Annual Rent by Tenant within 15 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Basic Annual Rent; provided that Tenant shall not have any liability for late payment of the increase in the Basic Annual Rent until such notice is delivered to Tenant.
3.	Landlord’s Work. Landlord hereby agrees to cause Landlord’s Work (as defined below) to be completed at the Project in a timely manner. Landlord shall use reasonable efforts, at no additional cost to Landlord, to minimize the impact of Landlord’s Work upon Tenant’s access or use of the Premises; however, Tenant acknowledges that the performance of Landlord’s Work may adversely affect Tenant’s access to and use of the Demised Premises on a temporary basis and Tenant shall have no right to abate, reduce or set-off any Rent in connection with Landlord’s Work. As used herein, the term “Landlord’s Work” shall mean the repair or replacement, as determined by Landlord, of the floor tile located in the main lobby of the Building. In connection with Landlord’s Work, Landlord shall use flooring of comparable quality to the original floor tile located in the main lobby.
4.	Additional Tenant Improvements. Landlord shall make available to Tenant an additional tenant improvement allowance of up to $353,235.00 (the “Additional TI Allowance”) for the construction of improvements in the Demised Premises desired by Tenant and which improvements shall be of a fixed and permanent nature (the “Additional Improvements”). The Additional TI Allowance may not be used for the purchase of any personal property. The Additional TI Allowance shall be available for disbursement to Tenant for the construction of the Additional Improvements until June 30, 2009, after which date Landlord’s obligation to fund the Additional TI Allowance shall expire. Tenant acknowledges that (i) Landlord’s prior written consent shall be required with respect to the Additional Improvements (which consent shall be granted or withheld in accordance with the standards established in Section 17 of the Lease), and (ii) upon the expiration of the Term of the Lease, the Additional Improvements shall become the property of Landlord and may not be removed by Tenant. Except for the Additional TI Allowance, Tenant shall be solely responsible for all of the costs of the Additional Improvements. The Additional Improvements shall be treated as alterations and shall be undertaken pursuant to Section 17 of the Lease. Tenant acknowledges that construction of the Additional Improvements may adversely affect Tenant’s use and occupancy of the Demised Premises. Tenant waives all claims against Landlord in connection with Additional Improvements including, without limitation, claims for rent abatement. Landlord shall have the right to approve the contractor and construction contracts for the Additional Improvements. Landlord shall fund the Additional TI Allowance upon completion of the Additional Improvements and upon presentation to Landlord of a draw request and such other documents as may be requested by Landlord including, without limitation, (x) sworn statements setting forth the names of all contractors and subcontractors who did work on the Additional Improvements and final lien waivers from all such contractors and subcontractors; and (y) “as built” plans for the Additional Improvements. Notwithstanding the terms of Section 17.10 of the Lease requiring the

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payment by Tenant of an amount equal to 2% of all charges incurred by Tenant in connection with any alterations, additions or improvements to the Premises, Tenant shall not by required to pay such amount in connection with the Additional Improvements.

5.	Right to Extend Term. Section 42 of the Lease is hereby deleted in its entirety and replaced with the following:

“42. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 1 extension right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than Basic Annual Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior to the Term Expiration Date. Upon the commencement of the Extension Term, Basic Annual Rent shall be payable at the Market Rate (as defined below). Basic Annual Rent shall thereafter be adjusted on each anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Basic Annual Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Basic Annual Rent. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

Landlord shall provide Tenant with Landlord’s determination of the Market Rate within 30 days after Landlord’s receipt of Tenant’s notice of its election to exercise the Extension Right. If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 42(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 42(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Basic Annual Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal

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shall determine the Basic Annual Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Basic Annual Rent in an amount equal to the Basic Annual Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Seattle metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Seattle metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:
(i)	during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)	if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

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(e) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.”

6.	New Lease Termination Right. If, after January 1, 2009, Landlord or any affiliate of Landlord and Tenant enter into a new lease agreement (“New Lease”) pursuant to which Tenant shall lease space consisting of at least 150,000 rentable square feet at another property in Seattle, Washington, owned by Landlord or any of its affiliates (“New Premises”) upon terms and conditions acceptable to Landlord, or its affiliate, and Tenant in their respective sole discretion, the Lease shall terminate as of the date (“New Lease Commencement Date”) that Tenant commences to pay base rent under the New Lease for the New Premises. Tenant acknowledges that nothing contained herein shall obligate Landlord or any of its affiliates in any way to enter into the New Lease nor shall anything contained herein be construed to grant to Tenant any option or right to lease any space at another property owned by Landlord or any of its affiliates. If the Lease is terminated pursuant to this Section 6, then, upon the New Lease Commencement Date, Tenant shall vacate the Demised Premises and deliver possession thereof to Landlord in the condition required by the terms of the Lease on or before the New Lease Commencement Date and Tenant shall have no further obligations under the Lease except for those accruing prior to the New Lease Commencement Date, including the obligation to pay Rent through the New Lease Commencement Date, and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

7.	Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction other than Staubach Northwest LLC. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Staubach Northwest LLC, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall pay a commission to Staubach Northwest LLC as provided for in a separate written agreement entered into between Landlord and Staubach Northwest LLC.

8.	Miscellaneous.

(a) This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

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(b) This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

(d) Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
[Signatures are on the next page.]

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RIGHTS RESERVED, Confidential and Proprietary — Do Not
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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	ARE-3005 FIRST AVENUE, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ Jennifer Pappas

			Its:	SVP-RE General Counsel

TENANT:	DENDREON CORPORATION, a Delaware corporation

	By:	/s/ Rick Hamm

	Its:	Sr. Vice President, Corporate Development and General Counsel

Copyright © 2005, Alexandria Real Estate Equities, Inc, ALL
RIGHTS RESERVED, Confidential and Proprietary — Do Not
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